UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2008

MTC TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49890	02-0593816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4032 Linden Avenue, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 252-9199

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

As previously announced, on December 21, 2007, MTC Technologies, Inc., a Delaware corporation (“MTC”), BAE Systems, Inc., a Delaware corporation (“BAE Systems”), and Mira Acquisition Sub Inc., a wholly-owned subsidiary of BAE Systems and a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into MTC, with MTC continuing as the surviving corporation (the “Merger”) and as a wholly-owned subsidiary of BAE Systems.

At the effective time and as a result of the Merger, each outstanding share of MTC common stock will be converted into the right to receive $24.00 in cash payable to the holder of such share. All outstanding options to purchase shares of MTC common stock, whether or not then vested, will be converted into the right to receive a cash payment equal to the product of (1) the excess, if any, of the $24.00 per share price over the exercise price per share of common stock subject to such option and (2) the number of shares of common stock subject to such option; provided that any option for which the per share exercise price exceeds the $24.00 per share price shall be canceled without any payment. All outstanding restricted stock units (“RSUs”) will be entitled to receive for each share of MTC common stock subject to such RSU, a cash payment of $24.00.

Consummation of the Merger is subject to the satisfaction or waiver of the closing conditions, including the adoption of the Merger Agreement by the stockholders of MTC and the expiration or termination of the applicable Hart-Scott-Rodino waiting period. In connection with seeking adoption of the Merger Agreement by its stockholders, MTC mailed to its stockholders a definitive proxy statement on or about January 30, 2008 (the “Proxy Statement”). A special meeting of MTC stockholders is scheduled for February 28, 2008 to consider the adoption of the Merger Agreement.

As previously disclosed, on January 25, 2008, Superior Partners, an alleged MTC stockholder, filed a purported class action lawsuit on behalf of all MTC stockholders in the Court of Common Pleas for Montgomery County, Ohio (General Division) against MTC, all of the members of the board of directors of MTC, and BAE Systems (the “Shareholder Action”). The Shareholder Action generally alleges that, in connection with approving the Merger, the MTC directors breached their fiduciary duties of care, good faith, loyalty and disclosure owed to the MTC stockholders, and that BAE Systems aided and abetted the MTC directors in the breach of their fiduciary duties. In addition to nominal, compensatory and/or rescissory damages, the plaintiff seeks a certification of the lawsuit as a class action, a declaration that the plaintiff is a proper class representative, a declaration that the defendants breached their fiduciary duties to the plaintiff and the other stockholders of MTC and/or aided and abetted such breaches, an award of the costs and disbursements of the lawsuit, including reasonable attorneys’ and experts’ fees and other costs, and such other and further relief as the court may deem just and proper.

On February 22, 2008, counsel for the plaintiff in the Shareholder Action and counsel for the defendants entered into a memorandum of understanding (the “MOU”) with regard to the settlement of the Shareholder Action. The settlement contemplated by the MOU is subject to the execution by the parties of a definitive settlement agreement, and the approval of that agreement by the Court after notice to shareholders. The settlement contemplated by the MOU is conditioned upon the consummation of the Merger. In connection with the entry into the MOU, MTC has issued a press release that is filed as Exhibit 99.1 to this Form 8-K.

The defendants deny all liability with respect to the facts and claims alleged in the shareholder complaint, and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, the defendants considered it desirable that the action be settled primarily to avoid the substantial burden, expense, inconvenience and distraction of continued litigation and to fully and finally resolve all of the claims that were or could have been brought in the action being settled. In addition, MTC desired to provide additional information to its shareholders at a time and in a manner that would not cause any delay of the Merger. Certain of the disclosures set forth below are also being provided as a result of the settlement of the Shareholder Action:

As part of the strategic review process described in the Proxy Statement, at the direction of MTC’s board of directors, members of MTC’s executive management and Raymond James & Associates, Inc. (“Raymond James”), engaged in informal preliminary discussions with parties identified by Raymond James and MTC management, including BAE Systems, regarding their interest in exploring a possible strategic transaction with MTC. In addition to the nine potential strategic acquirors originally contacted, Raymond James also contacted five additional parties (which included four strategic parties and a private equity firm that owns interests in a portfolio company with business in the federal services industry) identified by Raymond James and MTC management. Each of the parties contacted was selected based on its respective businesses, operations, reputations and strong financial condition. Many of these parties were selected because of their existing presence in the federal services industry or their stated intention of entering that industry and because MTC’s management and Raymond James believed they were the parties that would most likely be interested in pursuing an acquisition of MTC. In addition, as disclosed in the Proxy Statement, representatives of a private equity firm, which has interests in a portfolio company in the federal services business, contacted MTC regarding a potential strategic transaction. Senior management of MTC had several discussions with the private equity firm to determine its interest in and capability to complete a transaction, however the private equity firm subsequently informed MTC management that it was no longer interested in pursuing a potential transaction with MTC.

On December 19, 2007, Raymond James was contacted by two potential strategic acquirors expressing preliminary interest in starting discussions regarding a potential transaction with MTC. One of the parties, Company E, had been contacted by Raymond James during MTC’s 2005-2006 and 2007 strategic review processes described in the Proxy Statement but had declined to conduct due diligence or submit an indication of interest in connection with the 2007 strategic review process. Company E did not submit anything in writing or otherwise indicate any price or other potential terms. The other party, Company F, submitted to Raymond James a nonbinding indication of interest indicating a possible valuation range for MTC of $23 to $26 per share, subject to conducting due diligence and numerous other conditions. At MTC’s board of directors meeting on December 21, 2007, Raymond James and MTC management summarized both contacts and the board discussed Company E and Company F. As part of that discussion, MTC’s board of directors considered the factors set forth in the Proxy Statement under the caption “MTC’s Reasons for the Merger,” the fact that discussions with and the due diligence requested by Company E and Company F would require a substantial period of time and that there was no assurance that either Company E or Company F would submit a binding offer at the end of that period (or submit a binding offer at an attractive price), and the fact that BAE Systems’ offer would expire if a definitive agreement was not executed by the end of the day on December 21, 2007.

As disclosed in the Proxy Statement, General Kenneth Minihan, a director of MTC, is also a director of BAE Systems. Accordingly, he did not participate in any deliberations on behalf of MTC with respect to the transaction with BAE Systems or with respect to any of the other potential purchasers involved in the strategic transaction process undertaken by MTC and Raymond James beginning in June 2007.

As disclosed in the Proxy Statement, in connection with the MTC board of directors’ approval of the Merger, each of Raymond James and Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), MTC’s financial advisors, delivered written opinions as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of MTC common stock (other than BAE Systems or any of its affiliates) in the Merger. The Company had engaged Raymond James in connection with exploring a possible strategic transaction involving MTC as described above, and on December 13, 2007, MTC engaged Stifel Nicolaus to provide a fairness opinion to the board in the event that a definitive agreement was reached with respect to a strategic transaction. MTC’s board of directors engaged Stifel Nicolaus to render a fairness opinion because it determined, in the exercise of its business judgment, that a fairness opinion from an investment banking firm that did not have any compensation contingent upon the completion of the merger and did not have any involvement in the sale process was a prudent course of action. As disclosed in the Proxy Statement, Stifel Nicolaus’ fairness opinion did not consider, address or include any advice or opinions provided by Raymond James & Associates, Inc., and Raymond James and Stifel Nicolaus have confirmed to MTC that their fairness opinions were prepared separately and that Raymond James and Stifel Nicolaus did not collaborate in formulating their opinions.

As part of their respective financial analyses, both Raymond James and Stifel Nicolaus analyzed the discounted present value of MTC’s projected free cash flows, for which each needed to determine a range of appropriate discount rates. In its analysis, Stifel Nicolaus used discount rates ranging from 10% to 12% after performing a weighted average cost of capital calculation that included reviewing the mean risk factor for comparable public companies and was based on a debt-to-total capitalization ratio of 20%. The projected unleveraged free cash flows and terminal values were discounted by Raymond James using rates ranging from 11.0% to 15.0%. The selection of discount rates is a process that involves financial analysis as well as the exercise of judgment of the financial advisor on many factors, all of which influence the range of discount rates that are utilized in a discounted cash flow analysis, and which include, among others, the weighted average cost of capital for the company and comparable companies and other company specific factors. The analysis is also based on projections of the financial performance of MTC that represented the best available estimates and management judgment.

The following three tables appeared in the section of the Proxy Statement titled “Opinion and Summary of Stifel, Nicolaus & Company, Incorporated,” and are supplemented here by the addition to each table of a column headed “Implied Equity Value per Share,” which is provided for the reader’s convenience based on data previously disclosed in the Proxy Statement.

Comparable Companies Analysis:

	Low	High	Mean	Median	Merger consideration	Implied Equity Value per Share
Enterprise Value to TTM Revenue	0.49x	1.29x	0.97x	0.97x	1.03x	$8.63 - $31.28
Enterprise Value to TTM EBITDA	6.7x	14.5x	11.2x	11.1x	12.1x	$10.99 -$29.87
Enterprise Value to TTM Adjusted EBITDA	6.7x	14.5x	11.2x	11.1x	10.8x	$12.93 - $34.07
Enterprise Value to 2007E Revenue	0.50x	1.24x	0.93x	0.94x	1.05x	$8.73 - $29.40
Enterprise Value to 2007E EBITDA	6.3x	13.1x	10.7x	10.9x	11.7x	$10.47 - $27.42
Enterprise Value to 2007E Adjusted EBITDA	6.3x	13.1x	10.7x	10.9x	10.9x	$11.70 - $29.98
Enterprise Value to 2008E Revenue	0.47x	1.04x	0.81x	0.81x	0.88x	$10.41 - $29.39
Enterprise Value to 2008E EBITDA	5.4x	10.6x	9.0x	9.5x	8.2x	$14.00 - $32.52
Price per Share to 2007E EPS	15.4x	26.3x	21.0x	20.8x	26.6x	$13.89 - $23.72
Price per Share to 2007E Adjusted EPS	15.4x	26.3x	21.0x	20.8x	23.5x	$15.74 - $26.88
Price per Share to 2008E EPS	12.2x	21.9x	17.8x	18.4x	15.6x	$18.81 - $33.77

Selected Transactions Analysis:

	Low	High	Mean	Median	Merger consideration	Implied Equity Value per Share
Enterprise Value to TTM Revenue	0.74x	1.89x	1.24x	1.16x	1.03x	$15.71 - $48.26
Enterprise Value to TTM EBITDA	6.4x	17.4x	11.6x	11.7x	12.1x	$10.26 - $36.90
Enterprise Value to TTM Adjusted EBITDA	6.4x	17.4x	11.6x	11.7x	10.8x	$12.11 - $41.94

Premiums Paid Analysis:

	Low	High	Mean	Median	Merger Consideration	Implied Equity Value per Share
One day prior to announcement	(38.4)%	135.0%	29.2%	24.6%	40.8%	$10.50 - $40.07
One week prior to announcement	(38.0)%	132.7%	29.7%	25.0%	42.4%	$10.45 -$39.20
One month prior to announcement	(23.3)%	123.8%	32.8%	27.7%	47.2%	$12.05 - $36.48

Each of Raymond James and Stifel Nicolaus has confirmed that it is not currently providing, and during the past two years had not provided, investment banking or other financial services to BAE Systems or its affiliates. In the ordinary course of business, Raymond James may trade in the securities of affiliates of BAE Systems for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. As is customary for investment banks with trading operations and brokerage divisions, Raymond James has established “Chinese Walls” which are specifically designed to ensure that information is not inappropriately shared across divisions.

References in this Form 8-K to the fairness opinions and analyses performed by Raymond James and Stifel Nicolaus should be read in conjunction with the sections of the Proxy Statement titled “Opinion and Summary of Analyses of Raymond Jones & Associates, Inc.” and “Opinion and Summary of Analyses of Stifel, Nicolaus & Company, Incorporated”, and such analyses are entirely qualified by the description of the scope and purpose of the analyses and fairness opinions of Raymond James and Stifel Nicolaus contained therein.

A special meeting of MTC stockholders is scheduled for February 28, 2008 to consider the adoption of the Merger Agreement.

ISS Issues Favorable Reports on Merger

Institutional Shareholder Services (ISS), a leading independent proxy advisory firm, has recommended a vote for the adoption of the Merger Agreement.

The supplemental disclosures set forth above should be read together with the disclosure provided in the Proxy Statement.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transaction with BAE Systems, Inc., MTC filed a definitive proxy statement with the SEC on January 30, 2008. INVESTORS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. You can obtain the proxy statement, as well as other filings containing information about MTC, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by MTC with the SEC can also be obtained, free of charge, by directing a request to MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432, Attention: Corporate Secretary.

The directors and executive officers of MTC and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding MTC’s directors and executive officers is available in its Form 10-K filed with the SEC on March 13, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC. Investors should read the proxy statement carefully before making any voting or investment decisions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description
99.1	Press Release of MTC Technologies, Inc. dated February 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTC TECHNOLOGIES, INC.

By:	/s/ Bruce A. Teeters
Name:	Bruce A. Teeters
Title:	Sr. Vice President – General Counsel & Secretary

Date: February 22, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release of MTC Technologies, Inc. dated February 22, 2008.